UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 21, 2005
APPLICA INCORPORATED
(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Term Loan Agreement
Security Agreement
Amended and Restated Credit Agreement
Press Release dated October 21, 2005

Item 1.01. Entry into a Material Definitive Agreement.
     On October 21, 2005, Applica Incorporated and certain of its subsidiaries entered into a secured term loan agreement with Mast Credit Opportunities I, (Master) Ltd (“Mast”) to borrow $20 million. The term loan is subordinate to Applica’s senior revolving credit facility, bears interest at LIBOR plus 6.25% (currently 10.4%) and matures in November 2009. In connection with the repayment of the term loan, after June 30, 2006 Applica is required to pay Mast an exit fee which increases on a periodic basis from 1% to a maximum of 4% of the principal amount of the loan. In consideration of the loan transaction, Applica agreed to pay Mast commitment and closing fees totaling $225,000. Mast currently owns approximately 5.8% of the outstanding common stock of Applica.
     Additionally, on October 21, 2005, Applica Incorporated and certain of its subsidiaries (“Applica”) entered into a Second Amendment to Amended and Restated Credit Agreement with the lenders under its senior revolving credit facility, which authorized the term loan transaction with Mast. In consideration of such amendment, Applica agreed to pay its bank group a fee of $50,000.
Item 7.01. Regulation FD Disclosure.
     In connection with the new term loan, Applica provided Mast with limited financial projections for 2006. Management currently expects that sales for the year ended December 31, 2006 will total approximately $580 million and gross margins will be approximately 30.5%. Management anticipates that selling, general and administrative operating expenses for 2006 will be approximately 27.0% and operating income will be 3.5% of sales. Depreciation and amortization for 2006 is expected to be approximately $12 million, interest expense is expected to be approximately $11.5 million and the average debt outstanding is expected to be approximately $135 million. Management expects to record net earnings of approximately $7.7 million for the year ended December 31, 2006.
     Applica does not intend to update this guidance at any time.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     A copy of the Term Loan Agreement among Applica Incorporated, each of its subsidiaries party thereto, and Mast Credit Opportunities I, (Master) Ltd., dated October 21, 2005 is attached as Exhibit 10.1 to this report.
     A copy of the Security Agreement among Applica Incorporated, each of its subsidiaries party thereto, and Mast Credit Opportunities I, (Master) Ltd. dated October 21, 2005 is attached as Exhibit 10.2 to this report.
     A copy of the Second Amendment to Amended and Restated Credit Agreement among Applica Incorporated, each of its subsidiaries party thereto, each of the lenders party thereto, and

Bank of America, N.A., as agent, dated October 21, 2005 is attached as Exhibit 10.3 to this report.
     On October 21, 2005, Applica issued a press release announcing it entered into a new $20 million term loan facility and providing a liquidity update and earnings guidance. A copy of the press release is attached as Exhibit 99 to this report

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 21, 2005	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Senior Vice President and Chief
Financial Officer of Applica Incorporated

Exhibit Index

Exhibit No.	Description

10.1	Term Loan Agreement among Applica Incorporated, each of its subsidiaries party thereto, and Mast Credit Opportunities I, (Master) Ltd., dated October 21, 2005

10.2	Security Agreement among Applica Incorporated, each of its subsidiaries party thereto, and Mast Credit Opportunities I, (Master) Ltd. dated October 21, 2005

10.3	Second Amendment to Amended and Restated Credit Agreement among Applica Incorporated, each of its subsidiaries party thereto, each of the lenders party thereto, and Bank of America, N.A., as agent, dated October 21, 2005

99	Applica Incorporated Press Release dated October 21, 2005